UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 4, 2008

(Date of earliest event reported)

MF Global Ltd.

(Exact name of registrant as specified in its charter)

Bermuda

(State or other jurisdiction of incorporation)

001-33590	98-0551260
(Commission File Number)	(IRS Employer Identification No.)

Clarendon House
2 Church Street Hamilton HM 11, Bermuda	N/A
(Address of Principal Executive Offices)	(Zip Code)

(441) 295-5950
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 3, 2008, Ms. Amy Butte resigned as the Chief Financial Officer and Director of MF Global Ltd. (the “Company”). Under the terms of her transition agreement with the Company, Ms. Butte will receive a payment of $3.0 million and the restricted share units in respect of Company shares previously granted to her will remain outstanding and be delivered over two and a half years. All of the stock options previously granted to Ms. Butte have been forfeited. The transition agreement is attached as Exhibit 99.1 and is incorporated into this Item 5.02 by reference. Information regarding the terms of Ms. Butte’s employment agreement with the Company, which was terminated upon her resignation, can be found in the Company’s Registration Statement on Form F-1 (File No. 333-144079) (the “Registration Statement”) and is incorporated into this Item 5.02 by reference.

Mr. Ira Polk, who currently serves as the Company’s Chief Administrative Officer, has been named to the additional position of interim Chief Financial Officer of the Company. Mr. Polk held the position of the Company’s Chief Financial Officer for seven years from 1999 to 2006. Biographical information about Mr. Polk can be found in the Company’s Registration Statement and is incorporated into this Item 5.02 by reference.

The Company’s Board of Directors has fixed the number of Directors at seven.

Item 7.01 Regulation FD Disclosure

On January 4, 2008, the Company issued a press release about the events referenced in Item 5.02 above. The press release is attached as Exhibit 99.2.

Item 9.01 Exhibits

(a)	None
(b)	None
(c)	None
(d)	Exhibits:

Exhibit No.	Exhibit Description

Exhibit No.	Description
Exhibit 99.1	Transition agreement, dated January 4, 2008, between MF Global Ltd. and Amy Butte
Exhibit 99.2	Press release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MF GLOBAL LTD.

Date: January 4, 2008	By:	/s/ Howard S. Schneider

Howard S. Schneider, General Counsel

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